UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 1, 2010
Ferro Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 216-641-8580
Not Applicable

Former name or former address, if changed since last report
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(b) Sallie B. Bailey will be leaving her position as Vice President and Chief Financial Officer of Ferro Corporation (the “Company”) effective July 2, 2010.
(c) Thomas R. Miklich, 63, will be joining the Company as Vice President and Chief Financial Officer on July 7, 2010. Prior to joining the Company, Mr. Miklich served as chief financial officer of Titan Technology Partners, a privately held IT consulting firm, from 2005 until 2007. From 2002 until 2004, he served as chief financial officer of OM Group, Inc., a specialty chemicals company. Mr. Miklich is currently a director of Quality Distribution, Inc. and Noranda Aluminum Holding Corporation.
The material terms of Mr. Miklich’s compensatory arrangements with the Company are as follows:
Upon joining the Company, Mr. Miklich will receive an annualized base salary of $425,000. Mr. Miklich will be eligible to participate in the Company’s Annual Incentive Plan with a target bonus opportunity of 60% of base salary to be paid on a pro rata basis for 2010. He also will be granted 12,500 restricted shares and 60,000 stock options as of his first date of employment with the Company. The restricted shares vest three years from the grant date and are subject to a mandatory two-year holding period. Dividends on the restricted shares, if any, are deferred without interest during the vesting period. The stock options will have an exercise price equal to the fair market value on the date of grant and will vest at a rate of 25% per year. As an executive officer, Mr. Miklich will be required to participate in the Company’s Stock Ownership Program.
In addition, Mr. Miklich will also be eligible to participate in benefit programs offered by the Company to its executives, which include four weeks of vacation time, participation in the Company’s Long-Term Incentive Plan and supplemental contributions under the Ferro Corporation Executive Defined Contribution Plan, which includes a 401(k) match and a pension contribution. It is expected that Mr. Miklich will enter into a Change in Control Agreement with the Company.
Item 7.01 Regulation FD Disclosure.
On July 1, 2010, the Company issued a press release announcing that Mr. Miklich will succeed Ms. Bailey as Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished with this Form 8-K as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit 99.1: Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation (Registrant)
Date: July 1, 2010	By:	/s/ Mark H. Duesenberg
		Name:	Mark H. Duesenberg
		Title:	Vice President, General Counsel and Secretary